                                  EXHIBIT 11


              Computation of Net Income per Share of Common Stock

                                             Three Months Ended September 30,
                                             --------------------------------
                                                    1996             1995
                                                ----------       -----------

Net income                                      $   43,099       $   801,458
                                                ----------       -----------
                                                ----------       -----------
Primary:
    Weighted average number of shares
      outstanding during the period              2,134,105         2,136,547
    Dilutive impact of unexercised
      common stock options                          21,383            45,689
                                                ----------        ----------
    Weighted average number of shares
       outstanding for the period                2,155,488         2,182,236
                                                ----------        ----------
                                                ----------        ----------
    Net income per share                        $     0.02        $     0.37
                                                ----------        ----------
                                                ----------        ----------

Fully diluted:
    Weighted average number of shares
      outstanding during the period              2,134,105          2,136,547
    Dilutive impact of unexercised
      common stock options                          28,712             45,689
                                                ----------        -----------
    Weighted average number of shares
      outstanding for the period                 2,162,817          2,182,236
                                                ----------        -----------
                                                ----------        -----------
    Net income                                  $     0.02        $      0.37
                                                ----------        -----------
                                                ----------        -----------


                                     -10-
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND



Date:  10/29/96                          BY:  /S/ PATRICK J. COYNE
                                         -------------------------------------
                                         Patrick J. Coyne
                                         Chairman of the Board
                                         President and Chief Executive Officer


Date:  10/29/96                          BY:  /S/ WILLIAM C. MARSH
                                         -------------------------------------
                                         William C. Marsh
                                         Executive Vice President
                                         Chief Financial Officer


                                     -11-